SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 1, 2007, by and among Captech Financial Group, Inc., a Florida corporation, and all predecessors thereto (collectively, the “Company”) and the investors identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, on June 21, 2007, the Company entered into a Merger Agreement, which is attached to the Company’s Current Report on Form 8-K under the U.S. Securities Exchange Act of 1934, as amended (the “Merger Agreement”), filed with the Commission (as defined below) with Boo Koo Beverages Company, a Texas corporation (“Boo Koo”), pursuant to which the Company will, through a wholly-owned subsidiary, subject to the terms and conditions thereof, acquire all of the equity interest of Boo Koo and, indirectly, all of Boo Koo’s subsidiaries, in exchange for approximately 98.78% of the outstanding Common Stock of the Company immediately following the merger contemplated by the Merger Agreement (the “Merger”).

WHEREAS, the closing of the Merger is conditioned, among other things, on the concurrent consummation of the financing contemplated by this Agreement.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to exemptions from registration under the Securities Act (as defined below), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company, shares of the Company’s Common Stock, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1.
DEFINITIONS

1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the knowledge of Boo Koo, threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Additional Shares” has the meaning set forth in Section 4.11(a).

“Additional Shares Closing” means the closing of the purchase and sale of the Shares pursuant to Article II.

“Additional Shares Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.3 and 5.4 hereof are satisfied, or such other date as the parties may agree.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Boo Koo” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(c).

“Closing” means the closing of the purchase and sale of the Shares pursuant to Article II.

“Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

"Closing Escrow Agreement" means the Closing Escrow Agreement, dated as of the date hereof, between the Company and the escrow agent (the “Escrow Agent”) identified therein, in the form of Exhibit B hereto.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, no par value per share, and any securities into which such common stock may hereafter be reclassified or for which it may be exchanged as a class.

“Company Counsel” means Lowenstein Sandler PC.

“Company Deliverables” has the meaning set forth in Section 2.3(a).

“Disclosure Materials” shall mean the SEC Reports, together with the Schedules to this Agreement.

“Effective Date” means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Evaluation Date” has the meaning set forth in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(p).

“Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement.

“Investor Deliverables” has the meaning set forth in Section 2.3(b).

“Investor Party” has the meaning set forth in Section 4.7.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal, right of participation or other restrictions of any kind.

“Losses” means any loss, liability, obligation, claim, contingency, damage, cost or expense, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation related thereto.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a materially adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Agreement” has the meaning set forth in the recitals to this Agreement.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Notice of Acceptance” has the meaning set forth in Section 4.11(a).

“Outside Date” means the sixtieth day following the date of this Agreement.

“Per Share Purchase Price” equals $1.20.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit A hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” means all reports required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports).

“Securities Act” means the Securities Act of 1933, as amended.

“Share Delivery Date” has the meaning set forth in Section 4.1(c).

“Shares” means the shares of Common Stock being offered and sold to the Investors by the Company hereunder.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Closing Escrow Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Undersubscription Amount” has the meaning set forth in Section 4.11(a).

ARTICLE 2.

PURCHASE AND SALE

2.1. Closing(a). Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Shares representing such Investor’s Investment Amount. The Closing shall take place at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, New York, NY 10104 on the Closing Date or at such other location or time as the parties may agree.

2.2. Additional Shares Closing. Subject to the terms and conditions set forth in this Agreement, at the Additional Shares, Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Additional Shares subscribed for by such Investor pursuant to Section 4.11(a). The Additional Shares Closing shall take place at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, New York, NY 10104 on the Additional Shares Closing Date or at such other location or time as the parties may agree.

2.3. Closing Deliveries. i) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i) a certificate evidencing a number of Shares equal to such Investor’s Investment Amount divided by the Per Share Purchase Price, registered in the name of such Investor;

(ii) the Closing Escrow Agreement, duly executed by all parties thereto;

(iii) the legal opinion of Company Counsel, in a form reasonably acceptable to the Investors, addressed to the Investors; and

(iv) the Registration Rights Agreement, duly executed by the Company.

(b) At the Closing, each Investor shall deliver or cause to be delivered the following (collectively, the “Investors Deliverables”):

(i) to the Escrow Agent for deposit and disbursement in accordance with the Closing Escrow Agreement, its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and

(ii) to the Company, the Registration Rights Agreement, duly executed by such Investor.

2.4. Additional Shares Closing Deliveries. i) At the Additional Shares Closing, the Company shall deliver or cause to be delivered to each Investor a certificate evidencing the number of Additional Shares subscribed for by such Investor pursuant to Section 4.11(a), registered in the name of such Investor;

(b) At the Closing, each Investor shall deliver or cause to be delivered to the Company an amount equal to the product of the number of Additional Shares subscribed for by such Investor pursuant to Section 4.11(a) multiplied by the Per Share Purchase Price, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Company. Except as set forth in the Disclosure Materials, the Company hereby makes the following representations and warranties to each Investor with the intention and understanding that, as to matters pertaining to Boo Koo and its subsidiaries and the Merger, such representations and warranties are made as of the Closing Date and assuming that the Merger shall have been consummated immediately prior to the Closing.

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. As of the Closing, the Company shall own, through a subsidiary, 100% of the capital stock of Boo Koo in accordance with the Merger Agreement, free and clear of all Liens. The term “Subsidiaries” shall be deemed to include Boo Koo and its subsidiaries as if the Merger shall have been consummated as of the time of the execution of this Agreement, with the effect that all references to Subsidiaries of the Company in this Agreement shall also refer to Boo Koo and its subsidiaries.

(b) Organization and Qualification. The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action by the Board of Directors or stockholders of the Company is required in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5 and (v) those that have been made or obtained prior to the date of this Agreement.

(f) Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

(g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified in the Disclosure Materials. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Other than awards made after the date of the SEC Reports pursuant to the terms of the Company’s equity incentive plans, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Shares hereunder will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h) Financial Statements. The Boo Koo Financial Statements (as defined hereafter) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The Boo Koo Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Boo Koo as of and for the dates thereof and the results of operations and cash flows for the periods then ended.

(i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or as a result of the Merger, to the knowledge of Boo Koo, after due inquiry, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(j) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither Boo Koo, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of Boo Koo, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). To Boo Koo’s knowledge, the Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of Boo Koo, is imminent with respect to any of the employees of the Company.

(l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses and which the failure to so have would, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the Disclosure Materials, to the knowledge of Boo Koo, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

(q) Transactions With Affiliates and Employees. None of the officers or directors of Boo Koo and, to the knowledge of Boo Koo, none of the employees of Boo Koo is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Boo Koo, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(r) Internal Accounting Controls. Boo Koo maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing and the transactions contemplated by the Merger Agreement shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company has no present intention to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(t) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(u) Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Shares to the Investors under the Transaction Documents. The Company is eligible to register its Common Stock for resale by the Investors under Form S-1 or Form SB-2 promulgated under the Securities Act. The Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(v) Listing and Maintenance Requirements. To the knowledge of Boo Koo, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the Shares under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Investors the Shares contemplated by the Transaction Documents.

(w) Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x) Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Shares and the Investors’ ownership of the Shares.

(y) No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(z) Consultation with Auditors. Boo Koo has consulted its independent auditors concerning the accounting treatment of the transactions contemplated by the Transaction Documents, and in connection therewith has furnished such auditors complete copies of the Transaction Documents.

(aa) Disclosure. The Company confirms that neither it nor any Person acting on its behalf has provided any Investor or its respective agents or counsel with any information that the Company believes constitutes material, non-public information concerning the Company, the Subsidiaries or their respective businesses, except insofar as the existence and terms of the proposed transactions contemplated hereunder and under the Merger Agreement may constitute such information and other than analysts’ reports prepared without input from the Company. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. Other than analysts’ reports prepared without input from the Company, all disclosure provided to the Investors regarding the Company, the Subsidiaries or their respective businesses and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.2. Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a) Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) Investment Intent. Such Investor is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time. Such Investor is acquiring the Shares hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(c) Investor Status. At the time such Investor was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(d) General Solicitation. Such Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f) Certain Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (1) the time that such Investor was first contacted by the Company or Roth Capital Partners, LLC regarding an investment in the Company and (2) the 30th day prior to the date of this Agreement. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g) Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase the Shares pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision. Such Investor has not relied on the business or legal advice of Roth Capital Partners, LLC or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4.

OTHER AGREEMENTS OF THE PARTIES

4.1. (a) Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably satisfactory to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b) Certificates evidencing the Shares will contain the following legend, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Shares pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Except as otherwise provided in Section 4.1(c), any Shares subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c) Certificates evidencing Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following a sale or transfer of such Shares pursuant to an effective registration statement (including a Registration Statement), or (ii) following a sale or transfer of such Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or (iii) while such Shares are eligible for sale under Rule 144(k). If an Investor shall make a sale or transfer of Shares either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing Shares containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and Shares delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to such Investor a certificate representing such Shares that is free from all restrictive or other legends by the third Trading Day following the Share Delivery Date and (2) following such third Trading Day after the Share Delivery Date and prior to the time such Shares are received free from restrictive legends, the Investor, or any third party on behalf of such Investor, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Shares (a "Buy-In"), then the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.

4.2. Furnishing of Information. As long as any Investor owns the Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Shares under Rule 144.

4.3. Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investors, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Shares to the Investors.

4.4. Subsequent Registrations. Other than pursuant to the Registration Rights Agreement, prior to the Effective Date of a Registration Statement resulting in all Registrable Securities (as defined in the Registration Rights Agreement) being registered for resale pursuant to one or more effective Registration Statements, the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company.

4.5. Securities Laws Disclosure; Publicity. By 9:00 a.m. (New York time) on the Trading Day following the execution of this Agreement, and by 9:00 a.m. (New York time) on the Trading Day following the Closing Date, the Company shall issue press releases disclosing the transactions contemplated hereby and the Closing. No later than the second Trading Day following the execution of this Agreement the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and no later that the second Trading Day following the Closing Date the Company will file an additional Current Report on Form 8-K to disclose the Closing. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

4.6. Limitation on Issuance of Future Priced Securities. During the six months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by NASD IM-4350-1.

4.7. Indemnification of Investors(a). In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.7 shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

4.8. Non-Public Information. The Company covenants and agrees that after the date hereof, except as contemplated by Section 3.1(bb), neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9. Listing of Shares. The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares, and will take such other action as is necessary or desirable to cause the Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.10. Use of Proceeds The Company will use the net proceeds from the sale of the Shares hereunder for working capital purposes and for the satisfaction of a portion of the Company’s debt.

4.11. Additional Shares.

(a) Until the 45th calendar day following the Closing Date, the Investors shall have the right to purchase, at the Per Share Purchase Price, in the aggregate up to $5,000,000 of the Common Stock of the Company (the "Additional Shares").  Each Investor shall have the right to purchase (i) up to its pro rata portion (based upon such Investor’s Investment Amount relative to the Investment Amount of all Investors hereunder) of the Additional Shares (the “Basic Amount”) at the Per Share Purchase Price and upon the same terms and conditions set forth in the Transaction Documents as they apply to the Shares and (ii) with respect to each Investor that elects to purchase its Basic Amount, an additional portion of the Additional Shares attributable to the Basic Amounts of other Investors as such Investor shall indicate it will purchase or acquire should the other Investors subscribe for less than their Basic Amounts (the “Undersubscription Amount”). For a period of one (1) Business Day (which shall occur following the expiration of the 45 calendar day period referenced above) after receipt of a notice from the Company that all Basic Amounts have not been subscribed for, each Investor shall have the option, exercisable by written notice to the Company, to accept the Company’s offer as to, if such Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Investor elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Investors are less than the total of all of the Basic Amounts, then each Investor who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase on a pro rata basis, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for.

(b) Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the number of Additional Shares that may be acquired by an Investor pursuant to Section 4.11(a) shall be limited to the extent necessary to insure that, following such issuance of Additional Shares, the total number of shares of Common Stock then beneficially owned by such Investor and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Investor's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This restriction may not be waived, and notwithstanding anything to the contrary in any Transaction Document, may not be amended by agreement of the parties. Notwithstanding anything to the contrary contained in this Agreement or in any other Transaction Document, (a) no term of this Section may be waived by any party, nor amended such that the threshold percentage of ownership would be directly or indirectly increased, (b) no amendment or modification to any Transaction Document may be made such that it would have the effect of modifying or waiving any term of this Section in violation of this restriction, (c) this restriction runs with the Agreement and may not be modified or waived by any subsequent holder hereof and (d) any attempted waiver, modification or amendment of this Section will be void ab initio.

ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

5.1. Conditions Precedent to the Obligations of the Investors to Purchase Shares. The obligation of each Investor to acquire Shares at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect;

(e) Boo Koo Financial Statements. Boo Koo shall have delivered to the Company audited financial statements for the fiscal years ended December 31, 2006 and 2005 (collectively, the “Boo Koo Financial Statements”);

(f) Merger Agreement Form 8-K. Concurrently with or immediately prior to the Closing, the Company shall have acquired all of the outstanding capital stock of Boo Koo pursuant to the Merger Agreement, and the Company shall provide the Investors with the Current Report on Form 8-K to be filed on the Trading Day following the closing date under the Merger Agreement, containing the audited financial statements of Boo Koo and other required disclosure with respect to Boo Koo;

(g) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.3(a); and

(h) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

5.2. Conditions Precedent to the Obligations of the Company to Sell Shares. The obligation of the Company to sell Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b) Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Investors Deliverables. Each Investor shall have delivered its Investors Deliverables in accordance with Section 2.3(b); and

(e) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

5.3. Conditions Precedent to the Obligations of the Investors to Purchase Additional Shares. The obligation of each Investor to acquire Additional Shares at the Additional Shares Closing is subject to the satisfaction or waiver by such Investor, at or before the Additional Shares Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Additional Shares Closing as though made on and as of such date;

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Additional Shares Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect;

(e) Company Deliverables. The Company shall have complied with Section 2.4(a); and

(f) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

5.4. Conditions Precedent to the Obligations of the Company to Sell Additional Shares. The obligation of the Company to sell Additional Shares at the Additional Shares Closing is subject to the satisfaction or waiver by the Company, at or before the Additional Shares Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Additional Shares Closing Date as though made on and as of such date;

(b) Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Additional Shares Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Investors Deliverables. Each Investor purchasing Additional Shares shall have complied with Section 2.4(b); and

(e) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

ARTICLE 6.
MISCELLANEOUS

6.1. Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

6.2. Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) upon actual receipt by the party to whom such notice is required to be given, if sent by any means other than facsimile transmission. The address for such notices and communications shall be as follows:

If to the Company:	Captech Financial Group, Inc.
4951 Airport Parkway, Suite 660
Addison, Texas 75001
Facsimile: (972) 930-9463
Attn.: Chief Financial Officer

With a copy to:	Lowenstein Sandler PC
65 Livingston Avenue
Roseland, New Jersey 07068
Facsimile: (973) 597-2477
Attn.: Steven M. Skolnick, Esq.

If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the Shares. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Shares.

6.5. Termination. This Agreement may be terminated prior to Closing:

(a) by written agreement of the Investors and the Company; and

(b) by the Company or an Investor (as to itself but no other Investor) upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section 6.5, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

6.6. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Shares, provided such transfer complies with applicable securities laws and the transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Investors.”

6.8. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 (as to each Investor Party).

6.9. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10. Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares; provided, however, that the representations and warranties contained herein shall expire on the third anniversary of the Closing.

6.11. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14. Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.15. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16. Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

6.18. Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

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SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CAPTECH FINANCIAL GROUP, INC.

By:	/s/ Daniel Lee
Name: Daniel Lee
Title: CEO

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SIGNATURE PAGE FOR INVESTORS FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

_________________________________________

By: _______________________________________
Name:
Title:

Investment Amount: $_________________________

Tax ID No.:__________________________________

ADDRESS FOR NOTICE

c/o:_______________________________________

Street:_____________________________________

City/State/Zip:_______________________________

Attention:___________________________________

Tel:________________________________________

Fax:________________________________________

DELIVERY INSTRUCTIONS
(if different from above)

c/o:_______________________________________

Street:_____________________________________

City/State/Zip:_______________________________

Attention:___________________________________

Tel:________________________________________